                [LETTERHEAD OF HALE AND DORR LLP APPEARS HERE]


                                                                     Exhibit 5.1
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                               October 22, 1999


Open Market, Inc
One Wayside Road
Burlington, MA 01803

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to an aggregate of 1,125,000 shares of common stock, $.001 par value per share (the "Shares"), of Open Market, Inc., a Delaware corporation (the "Company"), issuable under the FutureTense, Inc. 1996 Stock Incentive Plan (the "Plan").

     We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, and amendments thereto, the Registration Statement, and originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     Based upon and subject to the foregoing, we are of the opinion that the shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance, and when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

Open Market, Inc.
October 22, 1999
Page 2

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ HALE AND DORR LLP
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                                    HALE AND DORR LLP